UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-124534

UNDER

THE SECURITIES ACT OF 1933

SLB N.V. (SLB LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	52-0684746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

42 rue Saint-Dominique Paris, France	75007

5599 San Felipe Houston, Texas, U.S.A.	77056

62 Buckingham Gate London, United Kingdom	SW1E 6AJ

Parkstraat 83 The Hague, The Netherlands	2514 JG
(Addresses of Principal Executive Offices)	(Zip Codes)

Schlumberger 2005 Stock Option Plan

Schlumberger Discounted Stock Purchase Plan

(Full title of the plan)

Dianne B. Ralston

Chief Legal Officer and Secretary

SLB Limited

5599 San Felipe

Houston, Texas, U.S.A. 77056

(713) 513-2000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ryan J. Maierson

Julia A. Thompson

Latham & Watkins LLP

555 11th Street, NW

Suite 1000

Washington, DC 20004-1304

(202) 637-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following Registration Statement on Form S-8 (the “Registration Statement”) of SLB N.V. (SLB Limited) (the “Registrant”):

•	Registration Statement No. 333-124534.

The Registrant has terminated the offering of its securities pursuant to the Registration Statement and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 12, 2025.

SLB N.V. (SLB Limited)

By:	/s/ Dianne B. Ralston
Dianne B. Ralston
Chief Legal Officer and Secretary

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement on Form S-8.